Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 14, 2022.

SB Investment Advisers (UK) Limited

By:	/s/ Spencer Collins
Name:	Spencer Collins
Title:	General Counsel

SoftBank Vision Fund (AIV M1) L.P.
By:	SB Investment Advisers (UK) Limited,
its manager

By:	/s/ Spencer Collins
Name:	Spencer Collins
Title:	General Counsel

SVF Endurance (Cayman) Limited

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

SVF Excalibur (Cayman) Limited

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director